Exhibit 10.30

DEMAND MEDIA INC. 2006 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This restricted stock purchase agreement (the “Agreement”) is made between Joanne Bradford (together with any permitted transferee, “Purchaser”) and Demand Media, Inc. (the “Company”), as of March 26, 2010 (the “Grant Date”), pursuant to and subject to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan (as amended from time to time, the “Plan”).

RECITALS

WHEREAS, the Company maintains the Plan, pursuant to which the Company desires to issue to Purchaser certain shares of common stock, par value $.0001 per share, of the Company (the “Restricted Stock”) on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants the Restricted Stock designated in Section 1 below to Purchaser subject to the terms, conditions and restrictions set forth herein.  Capitalized terms used herein and not defined shall have the meanings provided in the Plan.

1.                                      Grant of Stock; Vesting.

(a)                                 Subject to the forfeiture and deemed repurchase provisions contained in Section 2 below and all other terms, conditions and restrictions contained in this Agreement and the Plan, the Company hereby grants to Purchaser 400,000 shares of Restricted Stock (the “Shares”), to be granted in consideration of past and/or future services provided and/or to be provided to the Company by Purchaser.  The Shares shall vest and cease to be subject to forfeiture and deemed repurchase in accordance with the provisions of Section 1(b) below (each such Share, which, from time to time, continues to be subject to forfeiture and deemed repurchase, an “Unvested Share”).

(b)                                 The Shares shall vest and cease to be subject to forfeiture and deemed repurchase one-fourth (1/4) thereof on each of the first, second, third and fourth anniversaries of the Grant Date, subject to Purchaser’s continued employment through each such date; provided, the Shares are subject to accelerated vesting as set forth in the employment agreement between Optionee and the Company dated March 15, 2010.

2.             Forfeiture; Deemed Repurchase.  If Purchaser terminates employment for any reason prior to such time as any Shares vest in accordance with Section 1(b) above (after taking into account any accelerated vesting that may occur in connection with Purchaser’s termination of employment, if any), all Unvested Shares shall automatically be forfeited and deemed to be repurchased by the Company (without payment therefor) upon such termination of employment in accordance with the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A hereto.

3.             Transfer Restrictions.  Purchaser hereby agrees that, as a condition to the purchase of the Shares hereunder, (i) Purchaser shall not, for as long as the Shares remain Unvested Shares, sell, transfer, dispose of, hypothecate, pledge or otherwise encumber the Shares, and (ii) the Shares shall be subject to the terms and conditions of this Agreement, including without limitation, the provisions of Sections 5 and 6 below.  The transfer or sale of any of the Shares shall further be subject to any restrictions imposed under any applicable state or federal securities laws and, without limiting the generality of any other provision of this Agreement, the provisions of Section 11 of the Plan.  Notwithstanding the foregoing, Purchaser may transfer any Shares to any one or more Permitted Transferees (as such term is defined in the Plan), subject to the restrictions set forth in Section 11 of the Plan. Any Permitted Transferee shall hold the Shares subject to all the provisions hereof and shall acknowledge the same by signing a copy of this Agreement.

4.                                      Escrow.

(a)                                 Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer any Shares forfeited in accordance with Section 2 above from Purchaser to the Company.

(b)                                 To insure the availability for delivery of the Shares upon Purchaser’s forfeiture thereof, Purchaser hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Shares, if any, forfeited by Purchaser in accordance with Section 2 above and shall, upon execution of this Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing any and all Unvested Shares, together with the stock assignment duly endorsed in blank.  The share certificates representing the Unvested Shares and the stock assignment shall be held by the Secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit A hereto, until the first to occur of (i) Purchaser’s forfeiture of such Shares in accordance with Section 2 above, (ii) the date on which such Shares cease to be Unvested Shares, or (iii) this Agreement ceasing to be in effect. Promptly following the date on which any Shares cease to be Unvested Shares, the escrow agent shall deliver to Purchaser the certificate or certificates representing such Shares in the escrow agent’s possession belonging to Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, that the escrow agent shall nevertheless retain such certificate or certificates if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)                                  The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

5.             Take-Along Rights.

(a)                                 Approved Sale.  If the Board shall deliver a notice to Purchaser (a “Sale Event Notice”) stating that the Board has approved a sale of all or a portion of the Company (an “Approved Sale”) and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith, Purchaser shall (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter’s rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of securities, agree to sell Purchaser’s Shares on the terms and conditions of the Approved Sale which terms and conditions shall treat all stockholders of the Company equally (on a pro rata basis), except that shares having a liquidation preference may receive an amount of consideration equal to such liquidation preference in addition to the consideration being paid to the holders of shares not having a liquidation preference.  Notwithstanding the foregoing, the sale of the Shares in an Approved Sale, including without limitation any Unvested Shares, shall be further subject to the terms of the Plan, including without limitation Section 14 of the Plan.  Purchaser will take all necessary and desirable lawful actions as directed by the Board and the stockholders of the Company approving the Approved Sale in connection with the consummation of any Approved Sale, including without limitation, the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide the representations, warranties, indemnities, covenants, conditions, non-compete agreements, escrow agreements and other provisions and agreements relating to such Approved Sale and, (B) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale, provided, that this Section 5 shall not require Purchaser to indemnify the purchaser in any Approved  Sale for breaches of the representations, warranties or covenants of the Company or any other stockholder, except to the extent (x) Purchaser is not required to incur more than its pro rata share of such indemnity obligation (based on the total consideration to be received by all stockholders that are similarly situated and hold the same class or series of capital stock) and (y) such indemnity obligation is provided for and limited to a post-closing escrow or holdback arrangement of cash or stock paid in connection with the Approved Sale.

(b)                                 Costs.  Purchaser will bear Purchaser’s  pro rata share (based upon the amount of consideration to be received) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling stockholders of the Company and are not otherwise paid by the Company or the acquiring party.  Costs incurred by Purchaser on Purchaser’s own behalf will not be considered costs of the transaction hereunder.

(b)                                 Share Delivery.  At the consummation of the Approved Sale, Purchaser shall, if applicable, deliver certificates representing the Shares to be transferred, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and Purchaser shall so represent and warrant.

6.             Company’s Right of First Refusal. Before any Shares held by Purchaser or any permitted transferee (each, a “Holder”) may be sold, pledged, assigned, hypothecated, transferred, or otherwise disposed of (including transfer by gift or operation of law), in any case in accordance with Section 3 above (collectively, “Transfer” or “Transferred”), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)                                 Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise Transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be Transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)                                 Exercise of Right of First Refusal. Within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may elect in writing to purchase all, but not less than all, of the Shares proposed to be Transferred to any one or more of the Proposed Transferees.  The purchase price will be determined in accordance with subsection (c) below.

(c)                                  Purchase Price.  The purchase price (the “ROFR Purchase Price”) for the Shares repurchased under this Section shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(d)                                 Payment.  Payment of the ROFR Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)                                  Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise Transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other Transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other Transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that (i) the provisions of this Section and of Section 5 above shall continue to apply to the Shares in the hands of such Proposed Transferee and (ii) that such Proposed Transferee will not transfer the Shares any other purchaser or transferee unless such future purchase or transferee agrees in writing to be bound by the provisions of this Section and of Section 5 above.  If the Shares described in the Notice are not Transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal as provided herein before any Shares held by the Holder may be sold or otherwise Transferred.

(f)                                   Exception for Certain Family Transfers.  Anything to the contrary contained in this Section notwithstanding, the Transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the Right of First Refusal. As used herein, “Immediate Family” shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister or stepchild (whether or not adopted).  In such case, the transferee or other recipient shall receive and hold the Shares so Transferred subject to the provisions of this Section (including the Right of First Refusal) and Section 5 above and there shall be no further Transfer of such Shares except in accordance with the terms of this Section 6.

(g)                                  Termination of Right of First Refusal.  The Right of First Refusal shall terminate as to all Shares upon the first to occur of (i) the Public Trading Date, or (ii) a Change of Control.

7.             Rights as Stockholder.  Except as otherwise provided herein, upon delivery of the Shares to the escrow holder pursuant to Section 4 above, Purchaser shall have all the rights of a stockholder with respect to said Shares, subject to the forfeiture provisions and any other restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

8.             Legends.  The share certificate(s) evidencing the Restricted Stock issued hereunder shall be endorsed with the following legend, or such other legend as the Company may deem necessary or advisable, in its sole discretion (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND SUCH LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE RIGHTS, FORFEITURE PROVISIONS, RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT AND/OR A STOCKHOLDER AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH REPURCHASE RIGHTS, FORFEITURE PROVISIONS, TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

9.             Securities Law Representations.  Purchaser shall, as a condition to and concurrently with this grant of Restricted Stock, deliver to the Company its Investment Representation Statement in the form attached hereto as Exhibit B.

10.          Survival of Terms.  This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

11.          Tax Representations.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that no action or representation by the Company shall be construed as the giving of tax advice and Purchaser is not relying on the

Company for any tax advice. Purchaser understands that Purchaser will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Shares vest in accordance herewith. Purchaser understands that Purchaser may elect to be taxed for federal income tax purposes at the time the Shares are purchased rather than as and when the Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. A form of election under Section 83(b) of the Code is attached to the Grant Notice as Exhibit C. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) IF PURCHASER ELECTS TO MAKE SUCH A FILING, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE SUCH A FILING ON PARTICIPANT’S BEHALF. PURCHASER FURTHER ACKNOWLEDGES AND UNDERSTANDS THAT PURCHASER SHALL BE REQUIRED TO SATISFY, AND SHALL BE SOLELY LIABLE FOR, ALL APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX WITHHOLDING OBLIGATIONS ASSOOCIATED WITH THE SHARES AND PURCHASER HEREBY AGREES TO PAY SUCH WITHHOLDING AMOUNTS TO THE COMPANY AT SUCH TIMES AND IN SUCH FORM AS COMPANY SHALL REQUIRE FOR PURPOSES OF TIMELY SATISFYING SUCH WITHHOLDING OBLIGATIONS.

12.          Governing Law; Severability.  This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without reference to any choice of law provisions thereof that would result in the application of any law other than the law of the State of California. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

13.          No Right to Continue as Service Provider. Nothing in the Plan or in this Agreement shall confer upon Purchaser any right to continue as a Service Provider, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Purchaser at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between Purchaser and the Company.

14.     Conformity to Securities Laws.  Purchaser acknowledges that this Agreement is intended to conform to the extent necessary with all applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Shares are to be issued, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Purchaser represents that Purchaser has read this Agreement and the Plan and is familiar with their terms and provisions.  Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

DEMAND MEDIA, INC.

By:	/s/ Richard Rosenblatt
Name: Richard Rosenblatt
Title: Chairman and CEO

PURCHASER

/s/ Joanne Bradford
Joanne Bradford

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

[DATE]

Corporate Secretary

Demand Media, Inc.

1333 Second Street, Suite 100

Santa Monica, CA 90401

Dear [        ]:

As Escrow Agent for both Demand Media, Inc. (together with any assignee of the “Company”) and the undersigned purchaser of common stock of the Company (“Purchaser”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the “Agreement”) between the Company and Purchaser, dated March 26, 2010 in accordance with the following instructions:

1.             In the event the Purchaser forfeits any of the shares of restricted stock granted to Purchaser pursuant to the Agreement (the “Shares”) as provided in the Agreement, the Company shall give to you notice of such forfeiture.

2.             Upon receipt of a notice from the Company of forfeiture of Shares by Purchaser and deemed repurchase by the Company, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being forfeited and transferred to the Company, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.             Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement.  Purchaser does hereby irrevocably constitute and appoint you as Purchaser’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this Section 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the shares are held by you.

4.             Following each Vesting Date (as defined in the Agreement), you will deliver to Purchaser a certificate or certificates representing the aggregate number of Shares first vesting on such Vesting Date.

5.             If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6.             Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.             You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.             You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.             You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10.          You shall not be liable for the expiration of any rights under any applicable state, federal or local statute of limitations or similar statute or regulation with respect to these Joint Escrow Instructions or any documents deposited with you.

11.          You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.          Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13.          If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.          It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.           Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto.

COMPANY:	Demand Media, Inc.
1333 Second Street, Suite 100
Santa Monica, CA 90401

PURCHASER:	Joanne Bradford
140 Derby Lane
Moraga, CA 94556

ESCROW AGENT:	Corporate Secretary
Demand Media, Inc.
1333 Second Street, Suite 100
Santa Monica, CA 90401

16.           By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17.           This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18.           These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

DEMAND MEDIA, INC.

By:
Name: Matthew Polesetsky
Title: Secretary

PURCHASER:

Joanne Bradford

Escrow Agent:

Matthew Polesetsky, Secretary of Demand Media, Inc.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	JOANNE BRADFORD

COMPANY	:	DEMAND MEDIA, INC.

SECURITY	:	COMMON STOCK

AMOUNT	:	400,000

In connection with the purchase of the above-listed securities (the “Securities”), the undersigned Purchaser represents to the Company the following:

1.               Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  Purchaser is acquiring these Securities for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.               Purchaser acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.  Purchaser further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser further acknowledges and understands that the Company is under no obligation to register the Securities.  Purchaser understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

3.               Purchaser is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.  In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including, in the case of an affiliate, (i) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), (ii) the availability of certain public information about the Company, (iii) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (iv) the timely filing of a Form 144, if applicable.

4.               In the event that the Company does not qualify under Rule 701 at the time of purchase of the Securities, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than six months  after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144 and the availability of certain public information about the Company (subject to certain exceptions); and, in the case of a sale of the Securities by an affiliate,  the satisfaction of the conditions set forth in sections (i), (ii), (iii) and (iv) of the paragraph immediately above.

5.               Purchaser further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.  Purchaser understands that no assurances can be given that any such other registration exemption will be available in such event.

6.               Purchaser understands and acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations and Purchaser hereby consents to such reliance.

Signature of Purchaser:

Name: Joanne Bradford

Date: March 26, 2010

EXHIBIT C

FORM OF 83(b) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock, par value $0.0001, of Demand Media, Inc. transferred to you.  You should consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

An executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares are granted to you.  Please Note: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner.  If you make the Section 83(b) election, the election is irrevocable.

In order to make a Section 83(b) Election:

1.       Complete the Section 83(b) Election Form (attached as Attachment 1 to this Exhibit) and make four (4) copies of the signed election form.  Your spouse, if any, should sign the Section 83(b) Election Form as well.

2.       Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2 to this Exhibit).

3.       Send the cover letter with the originally executed Section 83(b) Election Form and one (1) copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns.  We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark.  Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you.  However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if, for any reason, you do not receive confirmation from the Internal Revenue Service.

4.       One (1) copy of the Section 83(b) Election Form and cover letter must be sent to Demand Media, Inc. for its records and one (1) copy must be attached to your federal income tax return for the applicable calendar year.

5.       Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT C

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(b)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares (the “Shares”) of Common Stock, par value $0.0001 per share, of Demand Media, Inc. (the “Company”).

1.                                       The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete if applicable):

SSN:

Description of the property with respect to which the election is being made:

                            (          ) shares of Common Stock, par value $0.0001 per share, of

the Company.

The date on which the property was transferred was [DATE].  The taxable year to which this election relates is calendar year [YEAR].

Nature of restrictions to which the property is subject:

The Shares are subject to forfeiture if unvested as of the date of termination of employment, directorship or consultancy with the Company.

The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of the Shares was $                       per Share.

The amount paid by the taxpayer for Shares was                         per share.

A copy of this statement has been furnished to the Company.

Dated: [ ]	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: [ ]	Spouse’s Signature

Signature(s) Notarized by:

ATTACHMENT 2 TO EXHIBIT C

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

[DATE]

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

Internal Revenue Service
[Address where taxpayer files returns]

Re:                             Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very Truly Yours,

Enclosures

cc: Demand Media, Inc.